Exhibit 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We hereby consent to the incorporation by reference in the Registration Statements on Form S-3 (No. 333-73026 and 333-155790) and Form S-8 (No. 333-09165, 333-49231, 333-90845, 333-51684, 333-67982 and 333-120558) of Genesee & Wyoming Inc. of our report dated May 16, 2008 relating to the financial statements of Summit View, Inc. and Subsidiaries, which is in the Current Report on Form 8-K/A of Genesee & Wyoming Inc. dated December 17, 2008.

/s/ GBQ Partners LLC

Columbus, Ohio

December 16, 2008